EXHIBIT 10.2
[*] DENOTES EXPURGATED INFORMATION

EQUIPMENT LEASE AGREEMENT
FOR
[*]

      THIS EQUIPMENT LEASE AGREEMENT (this "Equipment Lease") is entered into as of December 1, 2004, by and between Boston Beer Corporation, a Massachusetts corporation with its principal place of business at 75 Arlington Street, Boston, MA 02116 ("Lessor"), and High Falls Brewing Company, LLC, a New York limited liability company with its principal place of business at 445 St. Paul Street, Rochester, NY 14605 ("Lessee"). Lessor and Lessee are sometimes referred to in this Equipment Lease individually as a "Party" and together as the "Parties".

I. THE LEASE

      1.1 Lease of Assets. In accordance with the terms and conditions of this Equipment Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor all of the personal property and equipment described in Schedule 1 attached hereto and made a part hereof (the "Equipment" or the "Leased Assets"). The Leased Assets, and Lessee's obligations with respect to Lease Payments under this Equipment Lease, are, as of the date hereof, the only assets owned by Lessor and being used by Lessee, and the only obligations, related to investments made by Lessor in parts, modifications and equipment, under the Second Amended and Restated Agreement between Lessor and Lessee dated as of April 15, 2002.

      1.2 Term of Lease. The term of the lease under this Equipment Lease shall begin on December 1, 2004 (the "Commencement Date") and shall continue in effect (the "Lease Term") until the earlier of Lessee's payment of the Value specified on Schedule 1 and accrued interest thereon at the annual rate of [*]%, or termination of the Third Amended and Restated Agreement between Lessor and Lessee of even date (the "Production Agreement").

      1.3 Lease Payments. Lessee shall pay to Lessor Lease Payments for the lease of the Leased Assets in the amount set forth on Schedule 2 ("Lease Payments"). Lease Payments for the Lease Term shall be payable in consecutive, weekly payments, commencing with the first shipment made pursuant the Production Agreement. Lessor agrees that no Lease Payments shall be payable for any period prior to the Commencement Date. In addition, the Parties acknowledge that shipments under the Production Agreement are not anticipated to commence until on or about [*]. All Lease Payments and other amounts payable by Lessee to Lessor hereunder shall be paid to Lessor at such address as Lessor may designate in writing to

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Lessee from time to time. Lessee shall have the right to prepay all or part of the unpaid Value and/or unpaid interest from time to time, without premium.

      1.4 Lessee Option to Purchase. Lessee shall have the right to purchase the Leased Assets at any time during and at the end of the Lease Term for an aggregate payment of [*] plus the applicable "Purchase Option Amount" set forth on Schedule 3. Lessee shall also have the right to purchase the Leased Assets for an aggregate payment of [*] upon the termination of the Production Agreement either (a) by Lessor pursuant to Section 10 (a) thereof or (b) by Lessee under Section 10 (b), (c) or (d) thereof.

II. DISCLAIMERS AND WARRANTIES

      2.1 Disclaimers; Warranties. LESSEE LEASES THE LEASED ASSETS AS IS, AND LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT.

III. LESSEE OBLIGATIONS

      3.1 Net Lease; Payments Unconditional. THIS AGREEMENT IS A NET LEASE, AND ALL COSTS, EXPENSES AND LIABILITIES RELATING TO THE LEASED ASSETS, INCLUDING IN RESPECT OF TAXES, INSURANCE AND MAINTENANCE, SHALL BE BORNE SOLELY BY LESSEE. LESSEE'S OBLIGATION TO PAY ALL LEASE PAYMENTS AND OTHER SUMS HEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF (except as provided in Section 16 of the Production Agreement), DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER.

      3.2 Use of Leased Assets. Lessee shall use the Leased Assets solely in the conduct of its business, in a manner and for the use contemplated by the manufacturers thereof, and in material compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Leased Assets or Lessee and with the provisions of all policies of insurance carried by Lessee pursuant to Section 3.6.

      3.3 Maintenance and Repair; Inspection. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted. Lessor shall be entitled to inspect the Equipment at reasonable times upon reasonable notice.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      3.4 Taxes. Lessee shall pay, and hereby indemnifies Lessor on a net, after-tax basis, against, and shall hold it harmless from, all license fees, assessments, and sales, use, property, excise and other taxes and charges, other than those measured by Lessor's net income, now and hereafter imposed by any governmental body or agency upon or with respect to any of the Leased Assets, or the possession, ownership, use or operation thereof. Notwithstanding the foregoing, to the extent required of it by applicable law and in reliance upon Lessee's disclosure of the location of any of the Equipment, Lessor shall file personal property tax returns, and shall pay personal property taxes payable with respect to the Equipment.

      3.5 Loss of Equipment. Lessee assumes the risk that, and shall promptly notify Lessor in writing if, any item of Equipment becomes lost, stolen, damaged or destroyed from any cause whatsoever. Lessee shall repair such equipment or replace such Equipment with equipment of equivalent usefulness and value and such replacement equipment shall become Equipment. Lessee shall be entitled to the proceeds of any recovery in respect of such Equipment from insurance or otherwise.

      3.6 Insurance. Lessee shall obtain and maintain for the Lease Term at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment as a result of fire, explosion, theft, vandalism and such other risks of loss as are normally maintained on equipment of the type leased hereunder by companies carrying on the business in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be reasonably satisfactory to Lessor. Each insurance policy shall name Lessee as insured and shall provide that it may not be cancelled or altered without at least 30 days' prior written notice thereof being given to Lessor (or 10 days', in the event of non-payment of premium).

      3.7 Prohibitions Related to Lease. Without the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall not (a) assign, transfer or otherwise dispose of Leased Assets, this Equipment Lease or any rights or obligations hereunder; (b) sublease any of the Leased Assets or permit the Leased Assets to be controlled by any other person; or (c) create or incur, or permit to exist, any security interest, lien or encumbrance with respect to any of the Leased Assets.

      3.8 Lessee Representations. Lessee hereby represents that (a) the execution, delivery and performance of this Equipment Lease have been duly authorized by all necessary corporate action; (b) the person executing this Equipment Lease is duly authorized to do so; and (c) this Equipment Lease constitute the legal, valid and binding obligation of Lessee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors and applicable laws and regulations and principles of equity that may restrict the enforcement of certain equitable remedies.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      3.9 Lessor representations. Lessor hereby represents that this Equipment Lease constitutes the legal, valid and binding obligation of Lessor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors and applicable laws and regulations and principles of equity that may restrict the enforcement of certain equitable remedies.

IV. DEFAULT AND REMEDIES

      4.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) Lessee fails to pay any Lease Payments or other amount due hereunder within [*] days after receipt of written notice thereof from Lessor; (b) Lessee fails to perform any other covenant, condition or agreement made by it under this Equipment Lease, and such failure continues for [*] days after receipt of written notice thereof from Lessor; or (c) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings are instituted by or against Lessee, or all or any part of Lessee's property, under the Federal Bankruptcy Code or other law of the United States or of any other competent jurisdiction, and, if such proceeding is brought against Lessee, Lessee consents thereto or fails to cause the same to be discharged within [*] days after it is filed.

      4.2 Remedies. If an Event of Default exists, and remains uncured for [*] days after receipt of written notice thereof from Lessor, and the Production Agreement has been terminated, Lessor may exercise any one or more of the following remedies: (a) proceed, by appropriate court action, to enforce performance by Lessee of the applicable covenants under this Equipment Lease; or (b) terminate this Equipment Lease by written notice to Lessee and recover any and all then accrued and unpaid Lease Payments and other amounts then due and owing under this Equipment Lease and, provided that Lessee does not purchase the Equipment pursuant to Section 1.4 above, either (i) reclaim possession of any or all of the Equipment or (ii) recover from Lessee the then applicable Purchase Option Amount for such of the Leased Assets as Lessor chooses not to reclaim. If Lessee exercises its remedy under clause (b)(i), Lessee shall allow Lessor to enter Lessee's premises and remove the applicable Leased Assets. Any failure or delay on the part of either party in exercising any right or remedy hereunder shall not operate as a waiver thereof. The remedies set forth in this Section 4 shall be in addition to such other remedies that Lessor might have, whether at law or in equity.

V. MISCELLANEOUS

5.1 Right to Use. So long as no Event of Default exists, Lessor shall not interfere with Lessee's right to use the Equipment or interfere with Lessee's relationships with its customers.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      5.2 Assignment by Lessor This Equipment Lease Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties, but shall not be assigned by any Party, whether by merger, consolidation, reorganization, operation of law or otherwise, without the prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Lessor may assign this Equipment Lease Agreement without the consent of High Falls to any corporation or other entity that succeeds to all or substantially all of Lessor's business and assets, provided that (a) such assignment is made simultaneously with Lessor's assignment of the Production Agreement to the same assignee and (b) the successor corporation or other successor entity taking assignment of this Equipment Lease Agreement is reasonably capable of performing all of Lessor's obligations hereunder and under the Production Agreement. No failure of a Party to consent to a proposed assignment of this Equipment Lease Agreement by the other Party shall be deemed unreasonable if such Party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the Party proposing to assign this Equipment Lease Agreement. Permitted assignment of this Equipment Lease Agreement and assumption by the assignee of such obligations shall relieve the assigning Party of its financial obligations hereunder.

      5.3 UCC Filings. The parties agree to execute appropriate UCC financing statements to reflect their respective interests in the Leased Assets. Lessor shall execute and deliver to Lessee UCC termination statements, bills of sale and any other documentation reasonably requested by Lessee upon the transfer of ownership to Lessee of any of the Leased Assets, pursuant to Section 1.4.

      5.4 Notices. All notices required herein shall be given by registered airmail, return receipt requested, or by overnight courier service, in both cases with a copy also sent by telecopier or email, to the following addresses (unless change thereof has previously been given to the Party giving the notice) and shall be deemed effective when received:

If to Lessor:	Jeffrey D. White, COO, and
Martin F. Roper, President and CEO
Boston Beer Corporation
75 Arlington Street
Boston, MA 02116
Fax: (617) 368-5553
martin.roper@bostonbeer.com
jeff.white@bostonbeer.com

with a copy to:	Frederick H. Grein, Jr., Esq.
Nixon Peabody LLP
100 Summer Street
Boston, Massachusetts 02110

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Fax: (866) 369-4741
fgrein@nixonpeabody.com

If to High Falls:	Samuel T. Hubbard, Jr., Chairman and CEO and
John B. Henderson President and COO
High Falls Brewing Company, LLC
445 St. Paul Street
Rochester, NY 14605
Fax: (585) 235-1964
sthubbard@genbrew.com
jhenderson@genbrew.com

with a copy to:	Michael C. Dwyer, Esq.
Harter, Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604-2152
Fax: 585-232-2152
mdwyer@hselaw.com

      5.5 Entire Agreement. This Equipment Lease constitutes the entire agreement between Lessor and Lessee with respect to the lease of the Leased Assets. No waiver or amendment of, or any consent with respect to, any provision of this Equipment Lease shall bind either party unless set forth in a writing, specifying such waiver, consent or amendment, signed by both parties.

      5.6 Severability. Should any provision of this Equipment Lease be determined to be illegal or unenforceable under applicable law, the other provisions of this Equipment Lease shall not be affected and shall remain in full force and effect.

      5.7 Governing Law and Jurisdiction. THIS EQUIPMENT LEASE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. THE PARTIES CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE NEW YORK AND THE FEDERAL COURTS SITTING IN NEW YORK, FOR THE RESOLUTION OF ANY DISPUTES UNDER ANY LEASE DOCUMENT.

      5.8 Counterparts. This Equipment Lease may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. EACH PERSON SIGNING BELOW ON BEHALF OF LESSEE REPRESENTS THAT HE OR SHE IS AUTHORIZED TO EXECUTE AND DELIVER THIS AGREEMENT ON BEHALF OF LESSEE.

LESSOR:		LESSEE:

Boston Beer Corporation		High Falls Brewing Company, LLC

By:	/s/ Jeffrey D. White	By:	/s/ Samuel T. Hubbard, Jr.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Schedule 1

LEASED EQUIPMENT AND VALUE AT DECEMBER 1, 2004

Equipment	Value

See Attached Exhibit 1	$2,100,000

[*]

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Schedule 2

LEASE PAYMENTS

      Lease Payments commence upon the first purchase of Product by Lessor under the Production Agreement dated December 1, 2004 and shall equal $[*] sold during the preceding week. Interest shall accrue at the rate of [*]% on unpaid Value, which amount shall begin to accrue as of the first purchase date, compounded monthly, until fully paid. All Lease payments will be applied first to Value and then to the interest.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Schedule 3

PURCHASE OPTION AMOUNTS

The purchase option amount shall be the unpaid balance OF THE VALUE SPECIFIED on ScHEDULE 1 plus accrued but unpaid interest.

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